SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 1998 (June 19,
1998)

                         SOVRAN SELF STORAGE, INC.
            (Exact Name of Registrant as Specified in Charter)


        Maryland                      1-13820          16-1194043
(State or other jurisdiction          (Commission      (I.R.S. Employer
of incorporation or organization)     File Number)     Identification No.)


5166 Main Street
Williamsville, NY 14221
(Address of Principal Executive Offices)


Registrant's telephone number, including area code:  (716) 633-1850

NOT APPLICABLE
(Former name or former address, if changed since last report)










__________________________________________________________________________

Item 2.  Acquisition or Disposition of Assets

     Sovran Self Storage, Inc. (the "Company") consummated during the period June 19, 1998 through July 2, 1998, the acquisition of 10 self-storage facilities (the "Acquired Facilities") through Sovran Acquisition Limited Partnership, L.P. (the Operating Partnership"), a limited partnership controlled by the Company. The 10 facilities totaling approximately 670,000 square feet are located in 2 states and were purchased for approximately $38 million.

     All of the facilities were acquired from unaffiliated third parties. The acquisitions were funded by cash generated from operations, the issuance of Operating Partnership Units (OP Units) and borrowings under the Company's line of credit. Each of the facilities acquired was used by the seller as a self-storage facility prior to its acquisition by the Company, and the Company intends to continue the use of all facilities for that purpose. The Company's management determined the contract price through arms-length negotiations, after taking into consideration such factors as: the age and condition of the facility; the projected amounts of maintenance costs; anticipated capital improvements; the facility's current revenues; comparable facilities competing in the applicable market; market rental rates for comparable facilities; the occupancy rate of the facility; and the estimated amount of taxes, utility costs, personnel costs and other anticipated expenses.

     The following provides certain additional information concerning the 10 Acquired Facilities.

                                          Date of                 Square
Location         Seller                  Acquisition    Price      Feet
--------------------------------------------------------------------------

Houston, TX      Mini Old Katy, L.P.        6/19/98  $ 3,300,000    52,360
Webster, TX      Cornerstone Self Storage   6/19/98    2,900,000    56,050
Carrollton, TX   Old Denton Road, #7, Ltd   6/19/98    2,500,000    51,700
San Marcos TX    John Muhich                6/30/98    1,777,000    61,889
Austin, TX       John Muhich                6/30/98    2,443,000    73,558
Austin, TX       John Muhich                6/30/98    2,380,000    41,433
Hollywood, FL    Waldner Enterprises         7/2/98    6,000,000   129,041
Pompano, FL      Waldner Enterprises         7/2/98    4,700,000    73,522
Pompano, FL      Waldner Enterprises         7/2/98    4,500,000    63,727
Boca Raton, FL   Waldner Enterprises         7/2/98    7,500,000    66,740
                                                      ----------   -------
                                                    $ 38,000,000   670,020

Item 7.  Financial Statements and Exhibits

                                                            Page

(a)  Financial Statements Applicable to Real Estate
     Properties Acquired

     *    Report of Independent Auditors                     4
     *    Acquired Facilities Historical Summaries of
            Combined Gross Revenue and Direct Operating
            Expenses for the three months ended March 31,
            1998 and the year ended December 31, 1997        5
     *    Acquired Facilities Notes to Historical Summaries
            of Combined Gross Revenue and Direct Operating
            Expenses                                         6

(b)  Pro Forma Financial Information

     *    Sovran Self Storage, Inc., Pro Forma Combined
            Financial Information                            8
     *    Sovran Self Storage, Inc., Pro Forma Combined
            Balance Sheet as of March 31, 1998               9
     * Sovran Self Storage, Inc., Pro Forma Combined Statement of Operations For the three months
            ended March 31, 1998                            10
     * Sovran Self Storage, Inc., Pro Forma Combined Statement of Operations For the Year ended
            December 31, 1997                               11
     *    Sovran Self Storage, Inc., Notes to Pro Forma
            Combined Financial Statements                   12

(c)  Exhibits

     Exhibit No.         Description

     23   Consent of Independent Auditors, Ernst &
            Young LLP.                                      14

                      Report of Independent Auditors


Board of Directors
Sovran Self Storage, Inc.


We have audited the accompanying Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the "Historical Summaries") for nine self storage facilities (the "Acquired Facilities") as described in Note 1, for the year ended December 31, 1997. These Historical Summaries are the responsibility of the management of Sovran Self Storage, Inc. Our responsibility is to express an opinion on the Historical Summaries based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Sovran Self Storage, Inc. as described in Note 1, and are not intended to be a complete presentation of the Acquired Facilities' revenue and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the combined gross income and direct operating expenses of the Acquired Facilities for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                          /S/ Ernst & Young LLP
                                          _____________________

Buffalo, New York
July 2, 1998

Acquired Facilities

Historical Summaries of Combined Gross
Revenue and Direct Operating Expenses

(in thousands)
                          Three Months     Year Ended December 31, 1997
                              Ended         9          1
                         March 31, 1998  Acquired    Acquired
                         10 Facilities   Facilities  Facility      Total 10
                         (unaudited)     (audited)   (unaudited)   Facilities
                         ______________  _____________________________________
Revenues:
  Rental income          $   1,282       $   4,390   $    446      $   4,836
  Other income                  13              32         10             42
                          _________       ____________________________________
     Total revenue           1,295           4,422        456          4,878

Direct Operating Expenses:
  Property operations
    and maintenance            303           1,086         97          1,183
  Real estate taxes            144             473         59            532
                          _________       ____________________________________
     Total direct operating
       expenses                447           1,559        156          1,715
                          _________       ____________________________________
  Revenue in excess of
    direct operating
    expenses             $     848       $   2,863   $    300      $   3,163
                          =========       ====================================



See accompanying notes.


Acquired Facilities

Notes to Historical Summaries of Combined Gross
Revenue and Direct Operating Expenses

(in thousands)

1.   Basis of Presentation

The historical summaries of combined gross revenue and direct operating expenses (the "Historical Summaries") relate to the operations of the 10 facilities acquired since June 19, 1998. These 10 facilities, have been acquired from unaffiliated third parties by Sovran Acquisition Limited Partnership (the "Operating Partnership") for an aggregate purchase price of $38 million. The general partner of the Operating Partnership is Sovran Self Storage, Inc. (the "Company").

The information presented for the year ended December 31, 1997, represents the 12 month period ended December 31, 1997, or a representative fiscal period. In those instances where a fiscal period is used, the difference in gross revenue and direct operating expenses are not considered to be material.

The Historical Summaries have been prepared to comply with the rules and regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the 10 facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, and other indirect costs not directly related to the future operations of the 10 facilities. Rental income is recognized when due from occupants. Expenses are recognized on the accrual basis.

9 Facilities - Audited

Location     Date of Acquisition     Location      Date of Acquisition
________     ___________________     ________      ___________________

Webster, TX      6/19/98             Carrollton, TX    6/19/98
San Marcos, TX   6/30/98             Austin, TX        6/30/98
Austin, TX       6/30/98             Hollywood, FL      7/2/98
Pompano, FL       7/2/98             Pompano, FL        7/2/98
Boca Raton, FL    7/2/98

1 Facility - Unaudited

Location     Date of Acquisition
________     ___________________

Houston, TX      6/19/98

2.   Unaudited Interim Periods

The unaudited interim Historical Summaries for the three months ended
March 31, 1998, have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998, are not necessarily indicative of future operating results.


3.   Use of Estimates

The preparation of the Historical Summaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Sovran Self Storage, Inc.
Pro Forma Combined Financial Information


The following unaudited Pro Forma Combined Balance Sheet as of March 31, 1998 and unaudited Pro Forma Combined Statement of Operations for the three months ended March 31, 1998 and the year ended December 31, 1997, have been prepared to reflect the Company's acquisition of self storage facilities and the adjustments described in the accompanying notes. The pro forma combined financial information is based on the historical financial statements of Sovran Self Storage, Inc. included in (i) the Company's 10-Q for the three months ended March 31, 1998, (ii) the Company's 10-K for the year ended December 31, 1997, (iii) the historical summaries of combined gross revenue and direct operating expenses included in this 8-K, the Company's 8-K Report dated June 10, 1998 and 8-K/A Report dated April 17, 1998, and (iv) the other financial information in the Company's 1997 Annual Report to Shareholders, and should be read in conjunction with those financial statements and notes thereto. The Pro Forma Combined Balance Sheet was prepared as if the 22 facilities that were purchased after March 31, 1998, were acquired at that date. The Pro Forma Combined Statements of Operations were prepared as if the 44 self storage facilities acquired in 1997 and the 40 facilities acquired in 1998 were purchased at the beginning of 1997. The combined pro forma financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

                                      Sovran Self Storage, Inc.
                                  Pro Forma Combined Balance Sheet
                                           March 31, 1998
                                           (in thousands)
                                             (unaudited)

                                                  Pro Forma Adjustments
                                   Sovran        Previously
                                Self Storage      Reported         Acquired         Sovran
                                 Historical     12 Facilities   10 Facilities   Self Storage, Inc.
                                  (Note 1)         (Note 2)        (Note 3)        Pro Forma
                              ____________________________________________________________________
Assets
  Investment in storage
    facilities, net            $  376,792        $   42,046     $   38,000       $   456,838
  Cash and cash equivalents         2,987                 -              -             2,987
  Accounts receivable               1,204                 5              8             1,217
  Prepaid expenses and other
    assets                          3,484                19              -             3,503
                              ____________________________________________________________________

     Total assets              $  384,467        $   42,070     $   38,008       $   464,545
                              ====================================================================

Liabilities
  Line of credit               $   88,000        $   41,288     $   26,467       $   155,755
  Accounts payable and
    accrued liabilities             5,195               173             69             5,437
  Deferred revenue                  2,506               336             72             2,914
  Accrued dividends                 6,659                 -              -             6,659
  Mortgage payable                  3,059                 -              -             3,059
                              ___________________________________________________________________

     Total liabilities            105,419            41,797         26,608           173,824

Minority interest                  12,808               273         11,400            24,481






Shareholders' Equity
  Common stock, $.01 par value        123                 -              -               123
  Additional paid-in capital      273,317                 -              -           273,317
  Unearned restricted stock           (28)                -              -               (28)
  Dividends in excess of net
    income                         (7,172)                -              -            (7,172)
                              ___________________________________________________________________
     Total shareholders'
       equity                     266,240                 -              -           266,240
                              ___________________________________________________________________
  Total liabilities and
    shareholders' equity       $  384,467        $   42,070     $   38,008       $   464,545
                              ===================================================================




See notes to pro forma combined financial information








                                                     Sovran Self Storage, Inc.
                                            Pro Forma Combined Statement of Operations
                                             For the Three Months ended March 31, 1998
                                         (in thousands, except per share data) (unaudited)
                                   18 Acquisitions   12 Acquisitions
                                   Prior to          Subsequent to
                    Sovran         March 31, 1998    March 31, 1998   10 Acquired
                    Self Storage   Preacquisition    Reported in      Facilities included  Pro Forma     Sovran
                    Historical     Pro forma         Previous 8-K     in this 8-K          Adjustments   Self Storage, Inc.
                    (Note 1)       (Note 4)          (Note 4)         (Note 4)             (Note 6)      Pro Forma
                    _______________________________________________________________________________________________________
Revenues:
  Rental income     $  14,175      $    950          $    1,401       $    1,282           $    -        $   17,808
  Interest and
   other income           200            28                  21               13                -               262
                    _______________________________________________________________________________________________________

     Total revenue     14,375           978               1,422            1,295                -            18,070

Expenses:
  Property operations
   and maintenance      2,818           223                 286              303                -             3,630
  Real estate taxes     1,188            76                  87              144                -             1,495
  General and
   administrative         854            43                   -                -                   12 (a)       909
  Interest              1,215           435                   -                -                1,102 (b)     2,752
  Depreciation and
   amortization         2,097           146                   -                -                  405 (c)     2,648
                    _________________________________________________________________________________________________________

     Total expenses     8,172           923                 373              447                1,519        11,434
                    _________________________________________________________________________________________________________

Income before minority
 interest and
 extraordinary item     6,203            55               1,049              848               (1,519)        6,636
Minority interest        (205)           (2)                  -                -                 (210) (d)     (417)
                    _________________________________________________________________________________________________________
Income before
 extraordinary item     5,998            53               1,049              848               (1,729)        6,219


Extraordinary item -
 loss on extinguishment
 of debt                 (350)            -                   -                -                -              (350)
                    _________________________________________________________________________________________________________
Net income          $    5,648     $     53          $    1,049       $      848           $   (1,729)   $    5,869
                    =========================================================================================================
Earnings per share before
  extraordinary
  item - basic      $     0.49                                                                           $     0.50 (e)
Extraordinary item       (0.03)                                                                               (0.02)
                     _________                                                                            _________
Earnings per
 share - basic      $     0.46                                                                           $     0.48
                     =========                                                                            =========
Earnings per
 share - diluted    $     0.46                                                                           $     0.47
                     =========                                                                            =========
Dividends declared
 per share          $     0.54                                                                           $     0.54
                     =========                                                                            =========
Common shares used
 in basic per share
 calculation        12,289,467                                                                           12,330,963


See notes to pro forma combined financial information




                                                     Sovran Self Storage, Inc.
                                            Pro Forma Combined Statement of Operations
                                               For the Year ended December 31, 1997
                                         (in thousands, except per share data) (unaudited)
                                      1997
                    Sovran         Acquisitions         1998
                    Self Storage   Preacquisition    40 Acquired    Pro Forma        Sovran
                    Historical     Pro forma         Facilities     Adjustments      Self Storage, Inc.
                    (Note 1)       (Note 5)          Pro Forma      (Note 5)         Pro Forma
                    _______________________________________________________________________________________
Revenues:
  Rental income     $   48,584     $    4,680        $   16,758     $     -          $    70,022
  Interest and other
   income                  770             51               263           -                1,084
                    ______________________________________________________________________________________

     Total revenue      49,354          4,731            17,021           -               71,106

Expenses:
  Property operations
   and maintenance       9,708          1,020             3,673           -               14,401
  Real estate taxes      3,955            397             1,376           -                5,728
  General and
   administrative        2,757             43                 -         178 (a)            2,978
  Interest               2,166          1,001                 -       7,670 (b)           10,837
  Depreciation and
   amortization          7,005            737                 -       2,707 (c)           10,449
                    ______________________________________________________________________________________

     Total expenses     25,591          3,198             5,049      10,555               44,393
                    ______________________________________________________________________________________

Income before minority
 interest               23,763          1,533            11,972     (10,555)              26,713

  Minority interest       (644)          (241)                -        (886) (d)          (1,771)
                    ______________________________________________________________________________________

Net income          $   23,119     $    1,292        $   11,972    $(11,441)         $    24,942
                    ======================================================================================


Earnings per
 share  -  basic    $     1.97                                                       $    2.02 (e)
        -  diluted  $     1.96                                                       $    2.01

Dividends declared
 per share          $     2.12                                                       $    2.12
Common shares used in
 basic per share
 calculation        11,759,000                                                      12,330,963


See notes to pro forma combined financial information



                         Sovran Self Storage, Inc.
             Notes to Pro Forma Combined Financial Statements
                   (in thousands, except per share data)
                                (unaudited)


1.   Sovran Self Storage Historical

The consolidated balance sheet and statement of operations as of and for the three months ended March 31, 1998 and the year ended December 31, 1997, include the accounts of Sovran Self Storage, Inc. (the "Company"), Sovran Acquisition Limited Partnership (the "Operating Partnership"), and Sovran Holdings, Inc., a wholly-owned subsidiary of the Company.


2.   Balance Sheet - Pro Forma Adjustments - Previously Reported 12
Facilities

These adjustments reflect the 12 acquisitions that occurred subsequent to March 31, 1998, that were reported in the Company's 8-K Report filed June 10, 1998 and 8-K/A Report filed April 17, 1998, and were not included in the Sovran Self Storage Historical March 31, 1998 balance sheet. The cash portion of the purchase price is considered to be an increase in the amounts outstanding under the Company's line of credit.


3.   Balance Sheet - Pro Forma Adjustments - 10 facilities

This adjustment reflects the acquisition of the 10 facilities detailed in
Item 2 of this 8-K that have been purchased subsequent to March 31, 1998. The cash portion of the purchase price is considered to be an increase in the amounts outstanding under the Company's line of credit. The partnership units issued in connection with certain of these facilities are recorded as minority interest.


4.   Statement of Operations March 31, 1998

18 Acquisitions Prior to March 31, 1998
The statements of operations for the 18 acquisitions prior to March 31, 1998 reflect the results of operations for these facilities for the period not owned by the Company during the three months ended March 31, 1998.

12 Acquisitions Subsequent to March 31, 1998 Reported in Previous 8-K
The statements of operations for the 12 acquisitions subsequent to March 31, 1998 reflect the results of operations for these facilities for the period March 31, 1998 which are detailed in the Company's 8-K Report filed June 10, 1998 and 8-K/A Report filed April 17, 1998.

10 Acquired Facilities
The statements of operations for the 10 Acquired Facilities reflect the results of operations for these facilities for the three months ended March 31, 1998, which are reported in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included elsewhere herein.

5.   Statement of Operations December 31, 1997

1997 Acquisitions Preacquisition Pro forma
The statements of operations for the 44 acquisitions prior to December 31, 1997 reflect the results of operations for these facilities for the period not owned by the Company during the year ended December 31, 1997.

1998 40 Acquired Facilities
The statements of operations for the 40 Acquired Facilities reflect the results of operations for these facilities for the three months ended March 31, 1998, which are reported in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses included elsewhere herein (10 facilities) and in the Company's 8-K filed June 10, 1998 and 8-K/A filed April 17, 1998.


6.   Pro Forma Adjustments - Statement of Operations

(a) To reflect an estimated increase in general and administrative expenses based on results subsequent to acquisition.

(b) To reflect interest expense on the line of credit utilized to fund the purchase of the acquired or acquisition facilities.

(c) To record additional depreciation expense related to the facilities based on a 39 year life.

(d) To adjust minority interest based on adjustments to net income of the Company and additional average of operating partnership units outstanding.

(e) Pro forma earnings per share calculated as if the shares outstanding at March 31, 1998 had been outstanding for the entire period presented.

Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-08883) of Sovran Self Storage, Inc. and in the related Prospectus of our report dated July 6, 1998, with respect to the historical summaries of combined gross revenue and direct operating expenses in this Form 8-K for the year ended December 31, 1997.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-21679) pertaining to the 1995 Award and Option Plan and the 1995 Directors' Stock Option Plan of Sovran Self Storage, Inc. of our report dated July 6, 1998, with respect to the historical summaries of combined gross revenue and direct operating expenses in this Form 8-K for the year ended December 31, 1997.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-51169) of Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership and in the related Prospectus of our report dated July 6, 1998, with respect to the historical summaries of combined gross revenue and direct operating expenses in this Form 8-K for the year ended December 31, 1997.



/S/ Ernst & Young LLP

Buffalo, New York
July 6, 1998